UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2024

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2024, the following changes were made to the Board of Directors (the “Board”) of Freedom Holding Corp. (the “Company”):

•Jason Kerr resigned from his position as a director with immediate effect. Concurrently with such resignation, the Board established a new Chief Legal Officer position in the executive management of the Company and appointed Jason Kerr to such position with immediate effect.

•The Board appointed Andrew Gamble as a director, with immediate effect, to fill the vacancy on the Board created by the resignation of Leonard Stillman on February 25, 2024. Mr. Gamble will serve as a Class II director for a term that will expire at the Company’s 2024 annual meeting of shareholders and thereafter until the appointment of his successor. Mr. Gamble has been appointed as Chair of the Risk Committee and a member of the Audit Committee and the Transactions Committee.

•The Board appointed Philippe Vogeleer as a director, with immediate effect, to fill the vacancy on the Board created by the resignation of Jason Kerr. Mr. Vogeleer will serve as a Class III director for a term that will expire at the Company’s 2025 annual meeting of shareholders and thereafter until the appointment of his successor. Mr. Vogeleer has been appointed as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and the Transactions Committee.

•The Board increased the number of directors to seven and appointed Kairat Kelimbetov as a director, with immediate effect, to fill the vacancy created by the increase in the number of directors. Mr. Kelimbetov will serve as a Class II director for a term that will expire at the Company’s 2024 annual meeting of shareholders and thereafter until the appointment of his successor. Mr. Kelimbetov has been appointed as a member of the Risk Committee.

The Board determined that each of Mr. Gamble and Mr. Vogeleer is an independent director in accordance with the listing requirements and rules of the Nasdaq Stock Market.

As a result of the changes described above, the Board now has a total of seven members, four of whom are independent.

None of Mr. Gamble, Mr. Vogeleer, or Mr. Kelimbetov was appointed as a director pursuant to any arrangements or understandings between any of such individuals and any other person. There are currently no transactions in which any of Mr. Gamble, Mr. Vogeleer, or Mr. Kelimbetov has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gamble and Mr. Vogeleer will receive fees consistent with those fees received by the existing non-employee directors for service as a director of the Company. Mr. Kelimbetov will continue to receive his current executive compensation and will not receive additional compensation for his services as a director.

A copy of the Company's press release announcing the foregoing changes to the Board is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: June 3, 2024	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

3